UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 13, 2009

(Date of report; date of earliest event reported)

Commission file number: 0-51438

RESIDENTIAL CAPITAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	20-1770738
(State or other jurisdiction of	(IRS Employer
of incorporation or organization)	Identification No.)

One Meridian Crossings
Minneapolis, Minnesota 55423
(Address of principal executive offices)
(Zip Code)
(952) 857-8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

     SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

On July 13, 2009, GMAC-RFC Investments B.V. (“IBV”), an indirect wholly-owned subsidiary of Residential Capital, LLC (“ResCap”), sold certain Spanish mortgage assets (the “Mortgage Assets”) pursuant to a Sale Agreement of Mortgage Participations, Mortgage Transfer Certificates and Mortgage Credit Rights by and among IBV as Seller, GMAC Residential Funding Corporation E.F.C., S.A. (“GMAC-RFC Spain”) as Originator and Puente Investments Limited as Purchaser (the “Asset Sale Agreement”).  On the same date, GMAC-RFC Europe Limited (“GMAC-RFC Europe”), an indirect wholly-owned subsidiary of ResCap, entered into a Share Sale and Purchase Agreement by and between GMAC-RFC Europe as Seller and Puente Investments Limited as Purchaser, pursuant to which Purchaser also will acquire all of the registered shares (“Shares”) in the capital of GMAC-RFC Spain (the “Share Sale Agreement”).  GMAC-RFC Spain is a Spanish financial credit establishment regulated by the Bank of Spain.

The consideration to be paid in cash by Purchaser for the Mortgage Assets on the settlement date is €45,256,016.55 (or approximately US $63,743,099.31), representing 14.5% of the current principal balance of the underlying loans as of the cut-off date of June 1, 2009.  The Seller and Purchaser may also designate two additional purchase price payment dates for certain additional Mortgage Assets that initially were ineligible for purchase, if those assets are ultimately accepted by Purchaser. The Mortgage Assets were collateral securing certain foreign notes pledged under ResCap’s senior secured credit facility with GMAC Inc., its 8.500% senior secured guaranteed notes due 2010 and its 9.625% junior secured guaranteed notes due 2015.  The proceeds of the sale are required to be applied to pay down the GMAC senior secured credit facility.  The consideration to be paid in cash by Purchaser for the Shares is one euro, plus Net Cash, defined as an amount equal to the total cash and cash equivalents of GMAC-RFC Spain as of the date of completion, minus (i) any bank borrowings and all other financial indebtedness with a financial or credit institution for borrowed money or the deferred purchase price of property or services, (ii) accounts payable, (iii) reserves and (iv) accrued obligations of the company.  Net Cash will be estimated for purposes of completion and will be subject to adjustment based on final accounting results within ninety (90) days thereafter.

The parties also entered into (i) a Transition Management Services Agreement (“TMSA”) whereby GMAC-RFC Spain will service and manage on behalf of the Purchaser the Mortgage Assets acquired under the Asset Sale Agreement until such time as completion occurs under the Share Sale Agreement, and (ii) an IT Transition Services Agreement (“ITSA” and, together with the TMSA, the “Transition Services Agreements”) whereby GMAC-RFC Europe will provide for the transition to GMAC-RFC Spain of certain information technology services heretofore provided by GMAC-RFC Europe’s affiliates to GMAC-RFC Spain.

The Asset Sale Agreement and Share Sale Agreement contain representations, warranties and covenants customary for such agreements and the completion of the Share Sale Agreement is conditioned upon the consent to the transaction by the Bank of Spain.  ResCap provided a Guaranty of payment of the obligations of the Sellers under the Asset Sale Agreement, the Share Sale Agreement and the Transition Services Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL, LLC
(Registrant)

Dated: July 17, 2009	/s/ James N. Young
James N. Young
Chief Financial Officer